(NYSE Amex: INUV) April 2012

Forward-looking Statement Certain statements in this presentation relating to Inuvo®, Inc. (“Inuvo”) contain forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements included in this presentation are based on information available to Inuvo as of the date hereof and Inuvo assume no obligation to update any forward-looking statements. These forward- looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations with respect to the strategy, markets, synergies, costs, efficiencies, and other anticipated financial impacts of the Vertro transaction; and the company’s plans, objectives, expectations, and intentions with respect to future operations. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo and are difficult to predict. Additional key risks are described in the filings made by Inuvo filed with the U.S. Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2011. 2

Inuvo®, Inc. (NYSE Amex: INUV), an Internet marketing and technology company specializing in browser-based consumer applications, managing networks of website publishers and operating specialty websites. The Company operates amongst three distinctive business lines: Software Search Publisher Network Partner Programs About Us 3

Software Search (Approximately 45% of Annual Revenue)  Consists of websites that assist users in the search, navigation, or management of everyday information  ALOT Appbar and Home Page search business, which currently has over 7 million worldwide users, is expected to generate quarter-on-quarter live user and revenue growth throughout 2012  The ALOT Appbar attracts users by providing hundreds of free, simple-to- use applications for Internet users and monetizes search performed through its products  Anchored by a partnership with Google to distribute sponsored search advertisements  ALOT’s apps run the gamut from entertainment and utilities such as Weather, Maps, and retail apps such as eBay, Deal of the Day and BargainMatch® Lines of Operations 4

Publisher Network (Approximately 40% of Annual Revenue)  Liaison between advertisers and publishers, facilitating performance- based advertising  Anchored by a long-term partnership with Yahoo! and Bing, Inuvo distributes sponsored search advertisements across the worldwide web  Advertisers pay once a user completes a click, sale or a lead and Inuvo then pays a portion of what it receives to its publishers  Our publisher network is made up of thousands of different websites, from large, well-known portals to independent bloggers  Inuvo's owned and operated web sites monetize search revenues through its partnerships with the nation’s largest search engines Lines of Operations 5

Partner Programs (Approximately 15% of Annual Revenue)  Consists of display revenues, affiliate programs, data sales, Kowabunga® and BargainMatch®  Inuvo expects to launch its Kowabunga® initiative, which will aggregate local daily deals from rural and suburban businesses and provide those deals to the rural consumer, in the near future  BargainMatch® provides cash-back incentives to consumers who shop at its nearly 2,000 participating websites  Management expects partner programs to be its fastest growing business unit Lines of Operations 6

 Strong strategic relationships with market leaders Google and Yahoo!  Recent integration of the ALOT Appbars and home pages provides scale and distribution for Inuvo’s properties and applications  By owning various web properties, Inuvo has more flexibility to control traffic and optimize advertising revenue across Pay-Per-Click (PPC) and cost-per-action (CPA)  Transitioning its applications to the rapidly growing mobile market  The ALOT app store has a number of apps that can migrate to the mobile platform and can monetize search or capture display advertising revenues  Inuvo Buy-side technology is designed to increase return-on-investment for all constituents  Diversified business model allows the Company to generate revenue from multiple sources Competitive Advantage 7

 Global Search Market is over $40 Billion  Affiliate, Local Deals and Consumer Applications Market of $2.4 Billion, Forecasted @ 20% CAGR  Mobile internet usages accounts for 8% of the market, however it is rapidly expanding due to improved smart phone and tablet capabilities  Global online display advertising market is expected to be $29.5 billion in 2012 *SOURCES - Zenith Optimedia (a Publicis Groupe company) and BIA/Kelsey and Industry Overview Market Size in Excess of $70 Billion 8

9 Acquiring Users: PPC Ads Step one: long tail keyword buys across the major PPC engines User clicks on Ad

10 Acquiring Users: PPC Ads Step two: users are taken to keyword related landing pages

11 The ALOT Appbar Installation  Fully transparent installation process:  Ensures compliance with TRUSTe, McAfee and anti-spyware groups  Pre-qualifies ALOT users  Enables cross-sell / bundling of other ALOT products Step three: the product download and installation process Acquiring Users: PPC Ads

12 The ALOT Appbar Installation User can then add more apps from the ALOT App Store

13 Search Market Monetizing ALOT Users Pay-Per-Click Ads 16.1M global ad clicks 128.8M search queries in March ‘12

14 Affiliate Market

15 Local Deal Market Kowabunga

16 Mobile Apps Market

17 Display Advertising

Inuvo’s Worldwide Presence Marketed in 24 Countries in 7 Different Languages

Growth Strategy Diversification  The new Inuvo has a broader product portfolio allowing us to expand the business and enabling us to exploit established strategic partnerships across multiple products New Market Development  Many of our existing applications can be modified for delivery into the rapidly growing mobile and tablet market place. We can also expand geographically into countries not currently served New Product Development  Bringing together technology, data and distribution already present within Inuvo we can establish new products and services offer solutions without heavy investment Penetration  Increasing utilization of our current product lines through greater emphasis on improving our products enables us to deliver greater customer value 19

Symbol: (INUV) Fiscal Year End: December 31st 52-Week Trading Range: $0.67 - $4.49 Stock Price: $0.75 Shares Outstanding: 23.1 Million Market Cap: $17.6 Million Pro Forma 2011 Revenue $64.1 Million Pro Forma 2011 Gross Margin 41.8% Analyst Coverage Craig-Hallum Select Financials 20

 In March 2012 the combined operations generated approximately $4.3 million in revenue  The combined post merger enterprise is expected to have operational savings of $2.9 million annually  Anticipates cash flow positive by the close of fiscal year 2012, after the one-time costs associated with the merger  New Credit facility agreement with Bridge Bank (NASDAQ: BBNK) for up to $15 million To be used to fund operations and growth initiatives 21 Financial Highlights

Combined Companies * all figures in millions 22 (1) Preliminary for current month (2) Excludes in transition employees and open positions (3) A pageview is defined as a view of a page on your site that is being tracked by the Analytics tracking code. If a visitor clicks reload after reaching the page, this is counted as an additional pageview. If a user navigates to a different page and then returns to the original page, a second pageview is recorded as well. Metric (averages) * March 2012 February 2012 January 2012 ALOT Downloads 2.5 1.7 1.5 ALOT Live Users 7.0 6.8 6.7 Page Views (3) 205.5 160.1 166.7 Global Ad Clicks 16.1 12.7 13.4 Global Mkt Spend (1) $1.9 $1.6 1.9 Headcount (2) 47 53 57

Peer Valuation * Data as of April 13, 2012 23 Company Name Symbol Revenue (TTM) 12/31/2011 Market Cap (4/13/2012) Market Cap/ Revenue Inuvo, Inc. (Post Merger Pro Forma) INUV $64.1M $ 17.6 M 0.27 LookSmart, Ltd. LOOK $27.6 M $ 16.25 M 0.59 Perion Network, LTD PERI $35.5 M $ 47.8 M 1.34 Local.com Corp. LOCM $ 78.8 M $ 54.9 M 0.64 Marchex, Inc. MCHX $146.7 M $ 135.2 M 0.7 Digital Generation, Inc. DGIT $ 324.3 M $ 253.4 M 0.81 InfoSpace, Inc. INSP $228.8 M $ 472.9 M 2.06 Demand Media, Inc. DMD $324.9 M $ 566.4 M 1.7 IAC/InterActive Corp IACI $2,060 M $ 4,010 M 1.95

Peter Corrao, Chief Executive Officer  Former President and CEO of Vertro, Inc. before its merger with Inuvo in 2012  More than 25 years of executive level management experience  Served as CEO of Bluestreak.com, a digital marketing products and services for both business-to business and consumer marketers  Served as President and CEO for Cogit Corporation, an online target marketing company  17 years at Advo Inc. President of National Accounts Marketing Division  Graduate of Kellogg School of Management Advanced Executive Program at Northwestern University Richard Howe-Executive Chairman  Previously served as Chief Executive Officer for Inuvo prior to merger with Vertro, Inc. in 2012  Former Chief Marketing/Business Strategy and M &A Officer at the Acxiom Corporation (NASDAQ: ACXM), a $1.4 billion annual revenue global interactive marketing services company  Earned a Bachelor's degree with distinction in structural engineering from Concordia University, Canada, and received a Master's degree in engineering from McGill University Management Team 24

Wally Ruiz, Chief Financial Officer  Former CFO of SRI Surgical Express, a nationwide provider of healthcare services  Served as CFO of several companies both public and privately owned companies  Currently serves as a director on the board of the Florida Institute of CFOs  MBA from Columbia University and a BS degree in Computer Science from St. John's University  Certified Public Accountant and a Certified Information Technology Professional Rob Roe, General Manager  Former General Manager of Vertro’s Alot.com business before its merger with Inuvo in 2012  Original Product Manager of Alot’s core software products  Attended Columbia Business School MBA program and Graduate of Carleton College Trey Barrett -SVP Corporate Strategy and Business Development  Responsible for the development and management of strategic partnerships and integrated solutions  Former Director of Interactive Media Products at Acxiom Corporation overseeing the innovation and development of the Relevance-X product line  25 years of data driven direct marketing experience 25 Management Team

Investment Highlights  The Software Search and Partner Programs Lines of Operations are expected to have high organic growth  Inuvo is expected to access over 132 million unique Internet users per month  Inuvo’s has established strong business relationships with Yahoo!, Google and Bing  By owning various web properties, Inuvo has more flexibility to control traffic and optimize advertising revenue across pay-per-click (PPC) and cost-per-action (CPA)  Current portfolio of ALOT apps is in the thousands, with new revenue producing products expected to fuel future growth  Inuvo expects to reach EBITDA positive in Q2 and is trading at a valuation significantly lower then its peers 26

THANK YOU 27

Contact Us Investor Relations Alliance Advisors, LLC 420 Lexington Ave Suite 855 New York, NY 10010 www.allianceadvisors.net Alan Sheinwald, President (914) 669-0222 asheinwald@allianceadvisors.net Inuvo, Inc. 143 Varick Street New York, NY 10013 http://www.inuvo.com Peter Corrao, CEO & President (212) 231-2000 peter.corrao@inuvo.com 28